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                                                                    Exhibit 23.0

                             MACKEY PRICE & WILLIAMS
                           A Professional Corporation
                         Attorneys and Counselors at Law

RANDY K. JOHNSON             Suite 900                  Telephone (801) 575-5000
    OF COUNSEL         170 South Main Street                  Fax (801) 575-5006
                  Salt Lake City, Utah 84101-1655   e-mail: rkjohnson@mpwlaw.com



                                  July 29, 1998




                  We hereby consent to the use of our name under the caption "Legal Matters" in the Prospectus forming part of the Registration Statement on Form SB-2 of Venturi Technologies, Inc., a Nevada corporation, and to the filing of the opinion included as Exhibit 5.0 to the Registration Statement.



                           /s/ MACKEY PRICE & WILIAMS